SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of April 9, 2014 to the Loan Agreement referenced below is between Vocus, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto and Bank of America, N.A. (the “Bank”).

W I T N E S S E T H

WHEREAS, pursuant to the Loan Agreement (as amended, modified and supplemented from time to time, the “Loan Agreement”) dated as of February 27, 2012 among the Borrower and the Bank, the Bank has agreed to make credit extensions available to the Borrower; and

WHEREAS, the Borrower has requested an amendment to the Loan Agreement and the Bank has agreed to the requested amendment on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement.

2. Amendments.

2.1	In Section 2.2(a) of the Loan Agreement the reference to “April 15, 2014” is amended to read “June 30, 2014”.

2.2	In Section 2.4 of the Loan Agreement the reference to “BBA LIBOR Daily Floating Rate” is amended to read “LIBOR Daily Floating Rate”.

2.3	On Schedule 1.1 of the Loan Agreement the definition of “BBA LIBOR Daily Floating Rate” is deleted and a new definition for “LIBOR Daily Floating Rate” is inserted in the appropriate alphabetical order to read as follows:

“LIBOR Daily Floating Rate” means a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date. The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.

2.4	In Section 8.3(d) the phrase “on the date of this Agreement” is amended to read “on the effective date of the Second Amendment to this Agreement”.

2.5	Schedule 8.3 is amended to read as set forth on Exhibit A attached hereto.

3. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent in each case in form and substance acceptable to the Bank:

(a) Receipt by the Bank of executed copies of this Amendment by the Loan Parties.

(b) Receipt by the Bank of an opinion of legal counsel to the Loan Parties.

(c) Receipt by the Bank of resolutions adopted by the board of directors (or equivalent governing body) of each Loan Party approving this Amendment and the transactions contemplated hereby, in each case certified by a secretary or assistant secretary of such Loan Party, as applicable, to be true and correct as of the date hereof and in each case in form and substance reasonably satisfactory to the Bank.

4. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Loan Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Loan Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5. Reaffirmation of Representations and Warranties; No Default. The Borrower represents and warrants to the Bank that after giving effect to this Amendment, (a) the representations and warranties of the Loan Parties contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof and (b) no Event of Default under the Loan Agreement, or any event which, with notice or lapse of time would constitute an Event of Default under the Loan Agreement, exists as of the date hereof.

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents

7. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

10. Governing Law. This Amendment is governed by and shall be interpreted according to federal law and the laws of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	VOCUS, INC., a Delaware corporation
By: /s/ Stephen A. Vintz (Seal)

Name:Stephen A. Vintz Title:Executive Vice President and Chief Financial Officer
GUARANTORS:
VOCUS ACQUISITION LLC,
a Maryland limited liability company
VOCUS PRW HOLDINGS LLC,
a Maryland limited liability company
VOCUS NM LLC, a Maryland limited liability company
VOCUS SOCIAL MEDIA LLC,
a California limited liability company
ICONTACT LLC, a Delaware limited liability company

By:VOCUS, INC., a Delaware corporation, As sole member of each of the foregoing
	By:/s/ Stephen A. Vintz	(Seal)

Name:Stephen A. Vintz Title:Executive Vice President and Chief Financial Officer
BANK:	BANK OF AMERICA, N.A.

By:	/s/ Michael J. Radcliffe
Name:	Michael J. Radcliffe
Title:	Senior Vice President
EXHIBIT A

Schedule 8.3

Existing Debt

Bank of America: phone leases; copier leases.

Prince Georges County: $100,000 loan (forgiven on 12/31/2016 if the Borrower meets certain hiring requirements and doesn’t default).

State of Maryland: $900,000 loan (forgiven on 12/31/2020 if the Borrower meets certain hiring requirements and doesn’t default).

Obligation of the Borrower to reimburse the landlord for the Borrower’s Beltsville, Herndon and London offices for leasehold improvements made by the landlord. Such reimbursement obligations are repaid with rental payments on such offices.